Southwest Airlines Co.
Condensed Consolidated Statement of Income
As Recast for Adoption of New Accounting Standards on January 1, 2018
(in millions, except per share amounts)
(unaudited)

Effective as of January 1, 2018, the Company adopted three new Accounting Standard Updates ("ASUs"): ASU 2014-09: Revenue from Contracts with Customers (the “New Revenue Standard”), ASU 2017-07: Compensation – Retirement Benefits (the “New Retirement Standard”), and ASU 2017-12: Derivatives and Hedging (the "New Hedging Standard"). In accordance with the transition provisions of these new standards, the Company has recast certain 2017 and 2016 financial information previously reported in accordance with GAAP in effect as of December 31, 2017 and 2016 to reflect the effects of adoption. This recast financial information is labeled “As Recast” and is included for supplemental purposes only. The impacts of adoption and related disclosures required by GAAP will be reported in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as well as in subsequent filings. Note: Amounts throughout may not recalculate due to rounding.

	Year Ended December 31, 2017
		New Revenue Standard
	As Reported	Deferred Revenue Method	Reclassifications	New Retirement Standard	New Hedging Standard	As Recast
		(A)	(B)	(C)	(D)
OPERATING REVENUES:
Passenger	$19,141	$14	$608	$—	$—	$19,763
Freight	173	—	—	—	—	173
Other	1,857	—	(647)	—	—	1,210
Total operating revenues	21,171	14	(39)	—	—	21,146

OPERATING EXPENSES:
Salaries, wages, and benefits	7,319	—	—	(14)	—	7,305
Fuel and oil	3,940	—	—	—	136	4,076
Maintenance materials and repairs	1,001	—	—	—	—	1,001
Aircraft rentals	198	—	—	—	—	198
Landing fees and other rentals	1,292	—	—	—	—	1,292
Depreciation and amortization	1,218	—	—	—	—	1,218
Other operating expenses	2,688	—	(39)	—	—	2,649
Total operating expenses	17,656	—	(39)	(14)	136	17,739

OPERATING INCOME	3,515	14	—	14	(136)	3,407

OTHER EXPENSES (INCOME):
Interest expense	114	—	—	—	—	114
Capitalized interest	(49)	—	—	—	—	(49)
Interest income	(35)	—	—	—	—	(35)
Other (gains) losses, net	234	—	—	14	(136)	112
Total other expenses (income)	264	—	—	14	(136)	142

INCOME BEFORE INCOME TAXES	3,251	14	—	—	—	3,265
PROVISION FOR INCOME TAXES	(237)	145	—	—	—	(92)
NET INCOME	$3,488	$(131)	$—	$—	$—	$3,357

NET INCOME PER SHARE:
Basic	$5.80	(0.22)	—	—	—	$5.58
Diluted	$5.79	(0.22)	—	—	—	$5.57

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	601					601
Diluted	603					603

	Year Ended December 31, 2016
		New Revenue Standard
	As Reported	Deferred Revenue Method	Reclassifications	New Retirement Standard	New Hedging Standard	As Recast
		(A)	(B)	(C)	(D)
OPERATING REVENUES:
Passenger	$18,594	$(96)	$570	$—	$—	$19,068
Freight	171	—	—	—	—	171
Other	1,660	—	(610)	—	—	1,050
Total operating revenues	20,425	(96)	(40)	—	—	20,289

OPERATING EXPENSES:
Salaries, wages, and benefits	6,798	—	—	(12)	—	6,786
Fuel and oil	3,647	—	—	—	154	3,801
Maintenance materials and repairs	1,045	—	—	—	—	1,045
Aircraft rentals	229	—	—	—	—	229
Landing fees and other rentals	1,211	—	—	—	—	1,211
Depreciation and amortization	1,221	—	—	—	—	1,221
Other operating expenses	2,514	—	(40)	—	—	2,474
Total operating expenses	16,665	—	(40)	(12)	154	16,767

OPERATING INCOME	3,760	(96)	—	12	(154)	3,522

OTHER EXPENSES (INCOME):
Interest expense	122	—	—	—	—	122
Capitalized interest	(47)	—	—	—	—	(47)
Interest income	(24)	—	—	—	—	(24)
Other (gains) losses, net	162	—	—	12	(154)	21
Total other expenses (income)	213	—	—	12	(154)	72

INCOME BEFORE INCOME TAXES	3,547	(96)	—	—	—	3,450
PROVISION FOR INCOME TAXES	1,303	(36)	—	—	—	1,267
NET INCOME	$2,244	$(60)	$—	$—	$—	$2,183

NET INCOME PER SHARE:
Basic	$3.58	(0.10)	—	—	—	$3.48
Diluted	$3.55	(0.10)	—	—	—	$3.45

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	627					627
Diluted	633					633

(A) The adoption of the New Revenue Standard required the elimination of the incremental cost method of accounting for outstanding points earned through travel for the Company’s Rapid Rewards program Members. Such points are now required to be valued utilizing a relative selling price methodology in which a portion of each Passenger ticket flown is attributable to the frequent flyer points earned, and is deferred and recognized in Passenger revenue upon future redemption. Under the previous incremental cost method, the Company's liability only reflected the estimated cost of providing free travel for all points earned from flight activity and that were expected to be redeemed for future travel. The estimated incremental cost included only direct passenger costs such as fuel, food, and other operational costs. The relative fair value of these points earned through travel is materially greater than the amount estimated under the incremental cost method. There was no material change to the Company’s methodology for accounting for points sold through the Company's co-branded credit card agreement or to other loyalty program partners. In addition, the retrospective application of the New Revenue Standard resulted in an adjustment to the special item recorded in fourth quarter 2017 related to the Tax Cuts and Jobs Act legislation enacted in December 2017, which resulted in a re-measurement of the Company’s deferred tax assets and liabilities. See the accompanying Reconciliation of 2017 and 2016 Financial Measures as Recast to Non-GAAP Financial Measures as Recast.

(B) The adoption of the New Revenue Standard required that the Company reclassify certain ancillary revenues previously classified and reported as Other revenues to Passenger revenues as well as certain expenses previously classified on a gross basis and reported as Other operating expenses to be offset on a net basis against Passenger revenues.
(C) The adoption of the New Retirement Standard required that the Company reclassify all components of its net periodic benefit cost (income), with the exception of service cost, previously classified and reported as operating expenses in Salaries, wages, and benefits to Other (gains) losses, net.
(D) In conjunction with the adoption of the New Hedging Standard, among other items, the Company is now required to report premium expense associated with hedges as a component of Fuel and oil expense, versus its prior election to report such expense as a component of Other (gains) losses, net. In order to conform prior results to this format and enhance comparability, the Company has elected to apply this change in presentation to prior periods as well.

Southwest Airlines Co.
Comparative Consolidated Operating Statistics
Twelve Months Ended December 31, 2017 and 2016
As Recast for Adoption of New Accounting Standards on January 1, 2018
(unaudited)

	As Reported	As Recast
	Full Year	Full Year
	December 31,	December 31,
	2017	2017
Average passenger fare	$146.95	$151.73
Passenger revenue yield per RPM (cents) (a)	14.83	15.32
RASM (cents) (b)	13.76	13.75
PRASM (cents) (c)	12.44	12.85
CASM (cents) (d)	11.48	11.53
CASM, excluding Fuel and oil expense (cents)	8.92	8.88
CASM, excluding Fuel and oil expense and profitsharing expense (cents)	8.56	8.53
CASM, excluding special items (cents)	11.52	11.57
CASM, excluding Fuel and oil expense and special items (cents)	8.85	8.82
CASM, excluding Fuel and oil expense, special items, and profitsharing expense (cents)	8.50	8.47
Fuel costs per gallon, including fuel tax	$1.92	$1.99
Fuel costs per gallon, including fuel tax (economic)	$2.00	$2.06

	As Reported	As Recast
	Full Year	Full Year
	December 31,	December 31,
	2016	2016
Average passenger fare	$149.09	$152.89
Passenger revenue yield per RPM (cents) (a)	14.90	15.28
RASM (cents) (b)	13.75	13.66
PRASM (cents) (c)	12.52	12.84
CASM (cents) (d)	11.22	11.29
CASM, excluding Fuel and oil expense (cents)	8.76	8.73
CASM, excluding Fuel and oil expense and profitsharing expense (cents)	8.37	8.34
CASM, excluding special items (cents)	11.09	11.16
CASM, excluding Fuel and oil expense and special items (cents)	8.49	8.46
CASM, excluding Fuel and oil expense, special items, and profitsharing expense (cents)	8.10	8.07
Fuel costs per gallon, including fuel tax	$1.82	$1.90
Fuel costs per gallon, including fuel tax (economic)	$1.92	$2.00

(a) Calculated as passenger revenue divided by revenue passenger miles. Also referred to as "yield," this is the average cost paid by a paying passenger to fly one mile, which is a measure of revenue production and fares.
(b) RASM (unit revenue) - Operating revenue yield per ASM, calculated as operating revenue divided by available seat miles. Also referred to as "operating unit revenues," this is a measure of operating revenue production based on the total available seat miles flown during a particular period.
(c) PRASM (Passenger unit revenue) - Passenger revenue yield per ASM, calculated as passenger revenue divided by available seat miles. Also referred to as “passenger unit revenues,” this is a measure of passenger revenue production based on the total available seat miles flown during a particular period.
(d) CASM (unit costs) - Operating expenses per ASM, calculated as operating expenses divided by available seat miles. Also referred to as "unit costs" or "cost per available seat mile," this is the average cost to fly an aircraft seat (empty or full) one mile, which is a measure of cost efficiencies.

Southwest Airlines Co.
Quarterly Adjustments to Statement of Income
Resulting from Adoption of New Accounting Standards on January 1, 2018
(in millions)
(unaudited)

	FY 17 As Reported	1Q17	2Q17	3Q17	4Q17	FY 17 As Recast
OPERATING REVENUES:
Passenger revenue	$19,141	$122	$146	$199	$157	$19,763
Other revenue	1,857	(151)	(159)	(167)	(173)	1,210

OPERATING EXPENSES:
Salaries, wages, and benefits	7,319	(3)	(4)	(4)	(3)	7,305
Fuel and oil	3,940	34	34	34	33	4,076
Other operating expenses	2,688	(8)	(8)	(9)	(14)	2,649

OTHER EXPENSES (INCOME):
Other (gains) losses, net	234	(31)	(30)	(30)	(30)	112

Provision for income taxes	(237)	(9)	(2)	16	140	(92)

	FY 16 As Reported	1Q16	2Q16	3Q16	4Q16	FY 16 As Recast
OPERATING REVENUES:
Passenger revenue	$18,594	$86	$119	$138	$130	$19,068
Other revenue	1,660	(145)	(162)	(155)	(148)	1,050

OPERATING EXPENSES:
Salaries, wages, and benefits	6,798	(2)	(2)	(4)	(4)	6,786
Fuel and oil	3,647	35	47	34	36	3,801
Other operating expenses	2,514	(7)	(8)	(11)	(12)	2,474

OTHER EXPENSES (INCOME):
Other (gains) losses, net	162	(33)	(45)	(30)	(32)	21

Provision for income taxes	1,303	(20)	(13)	(2)	(2)	1,267

Southwest Airlines Co.
Reconciliation of 2017 and 2016 Financial Measures as Recast to Non-GAAP Financial Measures as Recast
(See Note Regarding Use of Non-GAAP Financial Measures)
(in millions, except per share amounts)
(unaudited)

As previously discussed, on January 1, 2018, the Company adopted the New Revenue Standard, the New Retirement Standard, and the New Hedging Standard. The following tables present certain quarterly and annual unaudited 2017 and 2016 financial measures As Recast and non-GAAP financial measures As Recast.

	1Q17 As Recast	2Q17 As Recast	3Q17 As Recast	4Q17 As Recast	FY 17 As Recast
Fuel and oil expense, unhedged	$816	$867	$886	$955	$3,524
Add: Premium cost of fuel contracts	34	34	34	33	136
Add: Fuel hedge (gains) losses included in Fuel and oil expense, net	106	123	117	70	416
Fuel and oil expense, as recast	$956	$1,024	$1,037	$1,058	$4,076
Add: Net impact from fuel contracts (a)	37	46	46	27	156
Fuel and oil expense, as recast, excluding special items (economic)	$993	$1,070	$1,083	$1,085	$4,232

Total operating expenses, as recast	$4,248	$4,516	$4,458	$4,517	$17,739
Add: Net impact from fuel contracts (a)	37	46	46	27	156
Deduct: Lease termination expense	(5)	(8)	(20)	—	(33)
Deduct: Aircraft grounding charge	—	—	(63)	—	(63)
Total operating expenses, as recast, excluding special items	$4,280	$4,554	$4,421	$4,544	$17,799
Deduct: Fuel and oil expense, as recast, excluding special items (economic)	(993)	(1,070)	(1,083)	(1,085)	(4,232)
Operating expenses, as recast, excluding Fuel and oil expense and special items	3,287	3,484	3,338	3,459	13,567
Deduct: Profitsharing expense	(99)	(202)	(127)	(115)	(543)
Operating expenses, as recast, excluding profitsharing, Fuel and oil expense, and special items	$3,188	$3,282	$3,211	$3,344	$13,024

Operating income, as recast	$606	$1,215	$845	$741	$3,407
Deduct: Net impact from fuel contracts (a)	(37)	(46)	(46)	(27)	(156)
Add: Lease termination expense	5	8	20	—	33
Add: Aircraft grounding charge	—	—	63	—	63
Operating income, as recast, excluding special items	$574	$1,177	$882	$714	$3,347

Other (gains) losses, net, as recast	$63	$44	$9	$(3)	$112
Add (Deduct): Net impact from fuel contracts (a)	(65)	(41)	(4)	4	(106)
Other (gains) losses, net, as recast, excluding special items	$(2)	$3	$5	$1	$6

Provision for income taxes, as recast	$193	$422	$304	$(1,011)	$(92)
Add (Deduct): Net income tax impact of fuel and special items, excluding Tax reform impact (b)	13	1	15	(12)	17
Add: Tax reform impact, as recast (c)	—	—	—	1,270	1,270
Provision for income taxes, as recast, excluding special items	$206	$423	$319	$247	$1,195

	1Q17 As Recast	2Q17 As Recast	3Q17 As Recast	4Q17 As Recast	FY 17 As Recast
Net income, as recast	$339	$743	$528	$1,747	$3,357
Add (Deduct): Net impact from fuel contracts (a)	28	(5)	(42)	(31)	(50)
Add: Lease termination expense	5	8	20	—	33
Add: Aircraft grounding charge	—	—	63	—	63
Add (Deduct): Net income tax impact of fuel and special items, excluding Tax reform impact (b)	(13)	(1)	(15)	12	(17)
Deduct: Tax reform impact, as recast (c)	—	—	—	(1,270)	(1,270)
Net income, as recast, excluding special items	$359	$745	$554	$458	$2,116

Net income per share, diluted, as recast	$0.55	$1.23	$0.88	$2.94	$5.57
Add (Deduct): Impact from fuel contracts	0.04	(0.01)	(0.07)	(0.05)	(0.08)
Add: Impact of special items	0.01	—	0.14	—	0.16
Add (Deduct): Net income tax impact of fuel and special items, excluding Tax reform impact (b)	(0.02)	0.01	(0.02)	0.02	(0.03)
Deduct: Tax reform impact, as recast (c)	—	—	—	(2.14)	(2.11)
Net income per share, diluted, as recast, excluding special items	$0.58	$1.23	$0.93	$0.77	$3.51

Operating expenses per ASM, as recast (cents)	11.57 ¢	11.24 ¢	11.42 ¢	11.92 ¢	11.53 ¢
Deduct: Fuel expense, as recast, divided by ASMs	(2.60)	(2.55)	(2.66)	(2.79)	(2.65)
Deduct: Profitsharing expense divided by ASMs	(0.27)	(0.50)	(0.33)	(0.31)	(0.35)
Deduct: Impact of special items	(0.02)	(0.02)	(0.21)	—	(0.06)
Operating expenses per ASM, as recast, excluding profitsharing, Fuel and oil expense, and special items (cents)	8.68 ¢	8.17 ¢	8.22 ¢	8.82 ¢	8.47 ¢

	1Q16 As Recast	2Q16 As Recast	3Q16 As Recast	4Q16 As Recast	FY 16 As Recast
Fuel and oil expense, unhedged	$577	$716	$751	$783	$2,827
Add: Premium cost of fuel contracts	35	47	34	36	154
Add: Fuel hedge (gains) losses included in Fuel and oil expense, net	275	187	190	169	820
Fuel and oil expense, as recast	$887	$950	$975	$988	$3,801
Add (Deduct): Net impact from fuel contracts (a)	(9)	31	97	81	201
Fuel and oil expense, as recast, excluding special items (economic)	$878	$981	$1,072	$1,069	$4,002

Total operating expenses, as recast	$3,908	$4,145	$4,463	$4,250	$16,767
Deduct: Contract ratification bonuses	—	—	(356)	—	(356)
Add (Deduct): Net impact from fuel contracts (a)	(9)	31	97	81	201
Deduct: Asset impairment	—	(21)	—	—	(21)
Deduct: Lease termination expense	—	—	(18)	(4)	(22)
Total operating expenses, as recast, excluding special items	$3,899	$4,155	$4,186	$4,327	$16,569
Deduct: Fuel and oil expense, as recast, excluding special items (economic)	(878)	(981)	(1,072)	(1,069)	(4,002)
Operating expenses, as recast, excluding Fuel and oil expense and special items	3,021	3,174	3,114	3,258	12,567
Deduct: Profitsharing expense	(155)	(206)	(101)	(123)	(586)
Operating expenses, as recast, excluding profitsharing, Fuel and oil expense, and special items	$2,866	$2,968	$3,013	$3,135	$11,981

Operating income, as recast	$859	$1,196	$659	$808	$3,522
Add: Contract ratification bonuses	—	—	356	—	356
Add (Deduct): Net impact from fuel contracts (a)	9	(31)	(97)	(81)	(201)
Add: Asset impairment	—	21	—	—	21
Add: Lease termination expense	—	—	18	4	22
Operating income, as recast, excluding special items	$868	$1,186	$936	$731	$3,720

Other (gains) losses, net, as recast	$81	$(88)	$33	$(7)	$21
Add (Deduct): Net impact from fuel contracts (a)	(79)	90	(31)	18	(3)
Other (gains) losses, net, as recast, excluding special items	$2	$2	$2	$11	$18

Net income, as recast	$481	$798	$385	$519	$2,183
Add: Contract ratification bonuses	—	—	356	—	356
Add (Deduct): Net impact from fuel contracts (a)	88	(121)	(66)	(99)	(198)
Add: Asset impairment	—	21	—	—	21
Add: Lease termination expense	—	—	18	4	22
Add (Deduct): Net income tax impact of fuel and special items (b)	(33)	37	(115)	35	(75)
Net income, as recast, excluding special items	$536	$735	$578	$459	$2,309

Net income per share, diluted, as recast	$0.74	$1.25	$0.62	$0.84	$3.45
Add (Deduct): Impact from fuel contracts	0.14	(0.19)	(0.11)	(0.16)	(0.31)
Add: Impact of special items	—	0.03	0.60	0.01	0.63
Add (Deduct): Net income tax impact of fuel and special items (b)	(0.05)	0.06	(0.18)	0.05	(0.12)
Net income per share, diluted, as recast, excluding special items	$0.83	$1.15	$0.93	$0.74	$3.65

	1Q16 As Recast	2Q16 As Recast	3Q16 As Recast	4Q16 As Recast	FY 16 As Recast
Operating expenses per ASM, as recast (cents)	11.08 ¢	10.84 ¢	11.78 ¢	11.44 ¢	11.29 ¢
Deduct: Fuel expense, as recast, divided by ASMs	(2.51)	(2.48)	(2.57)	(2.66)	(2.56)
Deduct: Profitsharing expense divided by ASMs	(0.44)	(0.54)	(0.27)	(0.33)	(0.39)
Deduct: Impact of special items	—	(0.06)	(0.99)	(0.01)	(0.27)
Operating expenses per ASM, as recast, excluding profitsharing, Fuel and oil expense, and special items (cents)	8.13 ¢	7.76 ¢	7.95 ¢	8.44 ¢	8.07 ¢

(a) See Reconciliation of Impact from Fuel Contracts.
(b) Tax amounts for each individual special item are calculated at the Company's effective rate for the applicable period and totaled in this line item.
(c) Adjustment related to the Tax Cuts and Jobs Act legislation enacted in December 2017, which resulted in a re-measurement of the Company's deferred tax assets and liabilities at the new corporate tax rate. The lowering of the corporate tax rate had resulted in a $1.4 billion reduction to tax expense in fourth quarter 2017. The recasting of these prior year financials resulted in a $141 million reduction of that adjustment, to the current $1.27 billion.

Southwest Airlines Co.
Condensed Consolidated Statement of Income
As Recast for Adoption of New Accounting Standards on January 1, 2018
(in millions, except per share amounts)
(unaudited)

As previously discussed, on January 1, 2018, the Company adopted the New Revenue Standard and the New Retirement Standard. The following tables present the As Recast quarterly and annual unaudited 2017 and 2016 Condensed Consolidated Statements of Income.

	1Q17 As Recast	2Q17 As Recast	3Q17 As Recast	4Q17 As Recast	FY 17 As Recast

OPERATING REVENUES:
Passenger	$4,546	$5,379	$4,944	$4,895	$19,763
Freight	42	44	42	45	173
Other	266	308	317	318	1,210
Total operating revenues	4,854	5,731	5,303	5,258	21,146

OPERATING EXPENSES:
Salaries, wages, and benefits	1,730	1,863	1,791	1,921	7,305
Fuel and oil	956	1,024	1,037	1,058	4,076
Maintenance materials and repairs	243	251	263	243	1,001
Aircraft rentals	54	53	51	40	198
Landing fees and other rentals	313	332	324	324	1,292
Depreciation and amortization	318	319	302	279	1,218
Other operating expenses	634	674	690	652	2,649
Total operating expenses	4,248	4,516	4,458	4,517	17,739

OPERATING INCOME	606	1,215	845	741	3,407

OTHER EXPENSES (INCOME):
Interest expense	29	27	28	30	114
Capitalized interest	(11)	(13)	(15)	(11)	(49)
Interest income	(7)	(8)	(9)	(11)	(35)
Other (gains) losses, net	63	44	9	(3)	112
Total other expenses (income)	74	50	13	5	142

INCOME BEFORE INCOME TAXES	532	1,165	832	736	3,265
PROVISION FOR INCOME TAXES	193	422	304	(1,011)	(92)
NET INCOME	$339	$743	$528	$1,747	$3,357

NET INCOME PER SHARE:
Basic	$0.55	$1.23	$0.88	$2.95	$5.58
Diluted	$0.55	$1.23	$0.88	$2.94	$5.57

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	613	604	597	592	601
Diluted	614	605	598	594	603

	1Q16 As Recast	2Q16 As Recast	3Q16 As Recast	4Q16 As Recast	FY 16 As Recast

OPERATING REVENUES:
Passenger	$4,484	$5,024	$4,807	$4,753	$19,068
Freight	42	45	42	42	171
Other	241	272	273	263	1,050
Total operating revenues	4,767	5,341	5,122	5,058	20,289

OPERATING EXPENSES:
Salaries, wages, and benefits	1,537	1,637	1,905	1,705	6,786
Fuel and oil	887	950	975	988	3,801
Maintenance materials and repairs	262	280	258	244	1,045
Aircraft rentals	59	59	56	55	229
Landing fees and other rentals	302	309	307	293	1,211
Depreciation and amortization	290	299	315	318	1,221
Other operating expenses	571	611	647	647	2,474
Total operating expenses	3,908	4,145	4,463	4,250	16,767

OPERATING INCOME	859	1,196	659	808	3,522

OTHER EXPENSES (INCOME):
Interest expense	30	32	31	30	122
Capitalized interest	(11)	(11)	(12)	(12)	(47)
Interest income	(5)	(6)	(6)	(7)	(24)
Other (gains) losses, net	81	(88)	33	(7)	21
Total other expenses (income)	95	(73)	46	4	72

INCOME BEFORE INCOME TAXES	764	1,269	613	804	3,450
PROVISION FOR INCOME TAXES	283	471	228	285	1,267
NET INCOME	$481	$798	$385	$519	$2,183

NET INCOME PER SHARE:
Basic	$0.75	$1.26	$0.62	$0.84	$3.48
Diluted	$0.74	$1.25	$0.62	$0.84	$3.45

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	641	632	618	617	627
Diluted	648	639	625	621	633

Southwest Airlines Co.
Condensed Consolidated Balance Sheet
December 31, 2017 and 2016
As Recast for Adoption of New Accounting Standards on January 1, 2018
(in millions, except per share amounts)
(unaudited)

As previously discussed, on January 1, 2018, the Company adopted the New Revenue Standard. The following tables present the effects of the adoption of the New Revenue Standard on the December 31, 2017 and 2016 unaudited Condensed Consolidated Balance Sheet.

	As Reported	New Revenue	As Recast
	December 31, 2017	Standard (a)	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,495	$—	$1,495
Short-term investments	1,778	—	1,778
Accounts and other receivables	662	—	662
Inventories of parts and supplies, at cost	420	—	420
Prepaid expenses and other current assets	460	—	460
Total current assets	4,815	—	4,815
Property and equipment, at cost:
Flight equipment	21,368	—	21,368
Ground property and equipment	4,399	—	4,399
Deposits on flight equipment purchase contracts	919	—	919
Assets constructed for others	1,543	—	1,543
	28,229	—	28,229
Less allowance for depreciation and amortization	9,690	—	9,690
	18,539	—	18,539
Goodwill	970	—	970
Other assets	786	—	786
	$25,110	$—	$25,110
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,320	$—	$1,320
Accrued liabilities	1,777	(77)	1,700
Air traffic liability	3,460	35	3,495
Current maturities of long-term debt	348	—	348
Total current liabilities	6,905	(42)	6,863

Long-term debt less current maturities	3,320	—	3,320
Air traffic liability - loyalty noncurrent	—	1,070	1,070
Deferred income taxes	2,358	(239)	2,119
Construction obligation	1,390	—	1,390
Other noncurrent liabilities	707	—	707
Stockholders' equity:
Common stock	808	—	808
Capital in excess of par value	1,451	—	1,451
Retained earnings	14,621	(789)	13,832
Accumulated other comprehensive income	12	—	12
Treasury stock, at cost	(6,462)	—	(6,462)
Total stockholders' equity	10,430	(789)	9,641
	$25,110	$—	$25,110

	As Reported	New Revenue	As Recast
	December 31, 2016	Standard (a)	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,680	$—	$1,680
Short-term investments	1,625	—	1,625
Accounts and other receivables	546	—	546
Inventories of parts and supplies, at cost	337	—	337
Prepaid expenses and other current assets	310	—	310
Total current assets	4,498	—	4,498
Property and equipment, at cost:
Flight equipment	20,275	—	20,275
Ground property and equipment	3,779	—	3,779
Deposits on flight equipment purchase contracts	1,190	—	1,190
Assets constructed for others	1,220	—	1,220
	26,464	—	26,464
Less allowance for depreciation and amortization	(9,420)	—	(9,420)
	17,044	—	17,044
Goodwill	970	—	970
Other assets	774	—	774
	$23,286	$—	$23,286
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,178	$—	$1,178
Accrued liabilities	1,985	(64)	1,921
Air traffic liability	3,115	108	3,223
Current maturities of long-term debt	566	—	566
Total current liabilities	6,844	44	6,888

Long-term debt less current maturities	2,821	—	2,821
Air traffic liability - loyalty noncurrent	—	998	998
Deferred income taxes	3,374	(385)	2,989
Construction obligation	1,078	—	1,078
Other noncurrent liabilities	728	—	728
Stockholders' equity:
Common stock	808	—	808
Capital in excess of par value	1,410	—	1,410
Retained earnings	11,418	(657)	10,761
Accumulated other comprehensive loss	(323)	—	(323)
Treasury stock, at cost	(4,872)	—	(4,872)
Total stockholders' equity	8,441	(657)	7,784
	$23,286	$—	$23,286

(a) As previously discussed, the New Revenue Standard required the Company to adopt the relative fair value approach for valuing its liabilities associated with Customer flight points. As a result, the Company increased its loyalty program liability as of December 31, 2017 and 2016, by $1.1 billion.

Southwest Airlines Co.
Non-GAAP Return on Invested Capital (ROIC)
(See Note Regarding Use of Non-GAAP Financial Measures)
As Recast for Adoption of New Accounting Standards on January 1, 2018
(in millions, except per share amounts)
(unaudited)

As previously discussed, on January 1, 2018, the Company adopted the New Revenue Standard, the New Retirement Standard, and the New Hedging Standard. The following tables present the effects of the adoption of these standards on the twelve months ended December 31, 2017 and 2016 Non-GAAP ROIC.

	As Reported	As Recast
	Twelve Months Ended	Twelve Months Ended
	December 31, 2017	December 31, 2017
Operating income, as reported	$3,515	$3,407
Net impact from fuel contracts	(156)	(156)
Lease termination expense	33	33
Aircraft grounding charge	63	63
Operating income, non-GAAP	$3,455	$3,347
Net adjustment for aircraft leases (a)	109	110
Adjustment for fuel hedge accounting (b)	(135)	—
Adjusted Operating income, non-GAAP (A)	$3,429	$3,457

Debt, including capital leases (c)	$3,259	$3,259
Equity (c)	8,881	8,194
Net present value of aircraft operating leases (c)	785	785
Average invested capital	$12,925	$12,238
Equity adjustment for hedge accounting (b)	296	296
Adjusted average invested capital (B)	$13,221	$12,534

Non-GAAP ROIC, pre-tax (A/B)	25.9%	27.6%

	As Reported	As Recast
	Twelve Months Ended	Twelve Months Ended
	December 31, 2016	December 31, 2016
Operating income, as reported	$3,760	$3,522
Contract ratification bonuses	356	356
Net impact from fuel contracts	(202)	(201)
Asset impairment	21	21
Lease termination expense	22	22
Operating income, non-GAAP	$3,957	$3,720
Net adjustment for aircraft leases (a)	111	110
Adjustment for fuel hedge accounting (b)	(152)	—
Adjusted Operating income, non-GAAP (A)	$3,916	$3,830

Debt, including capital leases (c)	$3,304	$3,304
Equity (c)	7,833	7,195
Net present value of aircraft operating leases (c)	1,015	1,015
Average invested capital	$12,152	$11,514
Equity adjustment for hedge accounting (b)	886	886
Adjusted average invested capital (B)	$13,038	$12,400

Non-GAAP ROIC, pre-tax (A/B)	30.0%	30.9%

(a) Net adjustment related to presumption that all aircraft in fleet are owned (i.e., the impact of eliminating aircraft rent expense and replacing with estimated depreciation expense for those same aircraft). The Company makes this adjustment to enhance comparability to other entities that have different capital structures by utilizing alternative financing decisions.
(b) The Adjustment for fuel hedge accounting in the numerator was due to the Company’s accounting policy decision to classify fuel hedge accounting premiums below the Operating income line, and thus adjusted Operating income to reflect such policy decision. With the adoption of the New Hedging Standard, the Company is now required to report premium expense associated with hedges as a component of Fuel and oil expense, and thus is included in recasted Operating income, as reported. The Equity adjustment for hedge accounting in the denominator adjusts for the cumulative impacts, in Accumulated other comprehensive income and Retained earnings, of gains and/or losses associated with hedge accounting related to fuel hedge derivatives that will settle in future periods. The current period impact of these gains and/or losses are reflected in the Net impact from fuel contracts in the numerator.
(c) Calculated as an average of the five most recent quarter end balances or remaining obligations. The Net present value of aircraft operating leases represents the assumption that all aircraft in the Company’s fleet are owned, as it reflects the remaining contractual commitments discounted at the Company's estimated incremental borrowing rate as of the time each individual lease was signed.

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES
The Company's unaudited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These GAAP financial statements include (i) unrealized non-cash adjustments and reclassifications, which can be significant, as a result of accounting requirements and elections made under accounting pronouncements relating to derivative instruments and hedging and (ii) other charges and benefits the Company believes are unusual and/or infrequent in nature and thus may make comparisons to its prior or future performance difficult.
As a result, the Company also provides financial information in this Current Report on Form 8-K that was not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. The Company provides supplemental non-GAAP financial information (also referred to as "excluding special items"), including results that it refers to as "economic," which the Company's management utilizes to evaluate its ongoing financial performance and the Company believes provides additional insight to investors as supplemental information to its GAAP results. The non-GAAP measures provided that reflect the Company’s performance on an economic fuel cost basis include Fuel and oil expense, non-GAAP; Total operating expenses, non-GAAP; Operating expenses, non-GAAP, excluding Fuel and oil expense; Operating expenses, non-GAAP, excluding Fuel and oil expense and profitsharing; Operating income, non-GAAP; Other (gains) losses, net, non-GAAP; Net income, non-GAAP; and Net income per share, diluted, non-GAAP. The Company's economic Fuel and oil expense results differ from GAAP results in that they only include the actual cash settlements from fuel hedge contracts - all reflected within Fuel and oil expense in the period of settlement. Thus, Fuel and oil expense on an “economic” basis has historically been utilized by the Company, as well as some of the other airlines that utilize fuel hedging, as it reflects the Company’s actual net cash outlays for fuel during the applicable period, inclusive of settled fuel derivative contracts. Any net premium costs paid related to option contracts are reflected as a component of Fuel and oil expense, for both GAAP and non-GAAP (including economic) purposes in the period of contract settlement. The Company believes these economic results provide a better measure of the impact of the Company's fuel hedges on its operating performance and liquidity since they exclude the unrealized, non-cash adjustments and reclassifications that are recorded in GAAP results in accordance with accounting guidance relating to derivative instruments, and they reflect all cash settlements related to fuel derivative contracts within Fuel and oil expense. This enables the Company's management, as well as investors and analysts, to consistently assess the Company's operating performance on a year-over-year or quarter-over-quarter basis after considering all efforts in place to manage fuel expense. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations, and not all companies calculate the measures in the same manner. As a result, the aforementioned measures, as presented, may not be directly comparable to similarly titled measures presented by other companies.

Further information on (i) the Company's fuel hedging program, (ii) the requirements of accounting for derivative instruments, and (iii) the causes of hedge ineffectiveness and/or mark-to-market gains or losses from derivative instruments is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
In addition, the Company’s GAAP results in the applicable periods include other charges or benefits that are also deemed “special items” that the Company believes make its results difficult to compare to prior periods, anticipated future periods, or industry trends. Financial measures identified as non-GAAP (or as excluding special items) have been adjusted to exclude special items. Special items include:

1.
Contract ratification bonuses recorded for certain workgroups. As the bonuses would only be paid at ratification of the associated tentative agreement and would not represent an ongoing expense to the Company, management believes its results for the associated periods are more usefully compared if the impacts of ratification bonus amounts are excluded from results. Generally, union contract agreements cover a specified three- to five- year period, although such contracts officially never expire, and the agreed upon terms remain in place until a revised agreement is reached, which can be several years following the amendable date;

2.
A noncash impairment charge related to leased slots at Newark Liberty International Airport as a result of the Federal Aviation Administration announcement in April 2016 that this airport was being changed to a Level 2 schedule-facilitated airport from its previous designation as Level 3 (a "slot" is the right of an air carrier, pursuant to regulations of the Federal Aviation Administration, to operate a takeoff or landing at a specific time at certain airports);

3.
Lease termination costs recorded as a result of the Company acquiring 13 of its Boeing 737-300 aircraft off operating leases as part of the Company’s strategic effort to remove its Classic aircraft from operations on or before September 29, 2017, in the most economically advantageous manner possible. The Company had not budgeted for these early lease termination costs, as they were subject to negotiations being concluded with the third-party lessors. The Company recorded the fair value of the aircraft acquired off operating leases, as well as any associated remaining obligations to the balance sheet as debt;

4.
An Aircraft grounding charge recorded in third quarter 2017, as a result of the Company grounding its remaining Boeing 737-300 aircraft on September 29, 2017. The loss was a result of the remaining net lease payments due and certain lease return requirements that may have to be performed on these leased aircraft prior to their return to the lessors as of the cease-use date. The Company had not budgeted for the lease return requirements, as they are subject to negotiation with third party lessors; and

5.
An adjustment to Provision for income taxes related to the Tax Cuts and Jobs Act legislation enacted in December 2017, which resulted in a re-measurement of the Company's deferred tax assets and liabilities at the new corporate tax rate of 21 percent. This adjustment is a non-cash item and is being treated as a special item.

Because management believes each of these items can distort the trends associated with the Company’s ongoing performance as an airline, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude the impact of these items in order to enhance consistency and comparativeness with results in prior periods that do not include such items and as a basis for evaluating operating results in future periods. The following measures are often provided, excluding special items, and utilized by the

Company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to industry trends: Total operating expenses, non-GAAP; Operating expenses, non GAAP excluding Fuel and oil expense; Operating expenses, non-GAAP excluding Fuel and oil expense and profitsharing; Operating income, non-GAAP; Other (gains) losses, net, non-GAAP; Provision for income taxes, non-GAAP; Net income, non-GAAP; and Net income per share, diluted, non-GAAP; and Operating expenses per ASM, non-GAAP, excluding profitsharing, Fuel and oil expense, and special items.

The Company has also provided its calculation of return on invested capital, which is a measure of financial performance used by management to evaluate its investment returns on capital. Return on invested capital is not a substitute for financial results as reported in accordance with GAAP, and should not be utilized in place of such GAAP results. Although return on invested capital is not a measure defined by GAAP, it is calculated by the Company, in part, using non-GAAP financial measures. Those non-GAAP financial measures are utilized for the same reasons as those noted above for Net income, non-GAAP and Operating income, non-GAAP - the comparable GAAP measures include charges or benefits that are deemed “special items” that the Company believes make its results difficult to compare to prior periods, anticipated future periods, or industry trends, and the Company’s profitability targets and estimates, both internally and externally, are based on non-GAAP results since in the vast majority of cases the “special items” cannot be reliably predicted or estimated. The Company believes non-GAAP return on invested capital is a meaningful measure because it quantifies the Company's effectiveness in generating returns relative to the capital it has invested in its business. Although return on invested capital is commonly used as a measure of capital efficiency, definitions of return on invested capital differ; therefore, the Company is providing an explanation of its calculation for non-GAAP return on invested capital in the accompanying reconciliation, in order to allow investors to compare and contrast its calculation to those provided by other companies.